EXHIBIT (P)(IV)

                             CLEMENTE CAPITAL, INC.
                                 CODE OF ETHICS

1. STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics expresses the policy and procedures of Clemente Capital, Inc., its affiliates and subsidiaries ("Clemente"), and is enforced to insure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of Clemente's clients, hereinafter referred to as any "Fund". Clemente company personnel must at all levels act as fiduciaries, and as such must place the interests of any Fund before their own. Thus, we ask that when contemplating any personal transaction you ask yourself what you would expect or demand if you were a shareholder of any Fund.

     Rule 17j-1(a), under the Investment Company Act of 1940 (the "Act"), included as Appendix A attached hereto, makes it unlawful for certain persons, in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company. Clemente serves as Advisor to certain registered investment companies. In compliance with paragraph (b)(1) of Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct. We ask that all personnel follow not only the letter of this Code, but also abide by the spirit of this Code and the principles articulated herein.

2. DEFINITIONS

     "Access Person" shall mean any director, officer, general partner, Portfolio Manager, Advisory Person or Investment Personnel of the Advisor, who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for any Fund or who functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any Fund regarding the purchase or sale of securities.

     "Advisor" shall mean Clemente.

     "Advisory Person" means any employee of the Advisor (or of any company in a control relationship with the Advisor) who, in connection with his or her
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regular functions or duties, makes, participates, in, or obtains information regarding the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and shall include any natural person in a control relationship with the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     The term "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a person subject to this Code has or acquires.

     "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     "Fund" shall mean The First Philippine Fund Inc., Clemente Global Growth Fund, any other investment company for which Clemente acts as investment advisor and any other client for which the Advisor provides discretionary investment management services.

     "Investment Personnel" of the Advisor includes Fund Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers' decisions (e.g., securities analysts and traders).

     "Portfolio Managers" of the Fund shall mean those persons who have direct responsibility and authority to make investment decisions for the Fund.

     The term "security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include options, but shall not include securities issued or guaranteed by the United States government or its agencies or instrumentalities, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as may be designated by the Board of Directors of the Fund.

     The "purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.
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     Appendix B provides definitions of and supplemental information on the following terms: beneficial ownership, control, interested person, security and government securities.

3.       PROHIBITED TRANSACTIONS

     The prohibitions described below will only apply to a transaction in a security in which the designated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     A. BLACKOUT TRADING PERIODS - ACCESS PERSONS
        No Access Person shall execute a securities transaction on a day during which the Fund has a pending buy or sell order in that same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods are required to be disgorged to the applicable Fund. A pending buy or sell order exists when a decision to purchase or sell a security has been made and communicated to the Advisor's Legal Compliance Officer.

     B. BLACKOUT TRADING PERIODS - PORTFOLIO MANAGERS
        No Portfolio Manager shall buy or sell a security within seven calendar days before and after the Fund that he or she manages trades in that security. Any profits realized on trades within the proscribed periods are required to be disgorged to the applicable Fund.

     C. BAN ON SHORT-TERM TRADING PROFITS - INVESTMENT PERSONNEL
        Investment Personnel may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades are required to be disgorged to the applicable Fund.

     D. BAN ON SECURITIES PURCHASES OF AN INITIAL PUBLIC OFFERING - INVESTMENT PERSONNEL
        Investment Personnel may not acquire any securities in an initial public offering.

     E. SECURITIES OFFERED IN A PRIVATE OFFERING - INVESTMENT PERSONNEL Investment Personnel may not acquire any securities in a private offering without the prior written consent of Clemente's Legal Compliance Officer. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in any subsequent consideration of an investment in such issuer. In such circumstances, Clemente's decision to purchase securities of such issuer should be subject to an independent review by Investment Personnel of Clemente, who have no personal interest in the issuer.
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4. EXEMPTED TRANSACTIONS

     A. Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3A, 3B and 3C of this Code shall not apply to:
          (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not, in fact, influence or control such transactions.
          (ii) Purchases or sales of securities, which are not eligible for purchase or sale, by any Fund.
          (iii) Purchases or sales which are nonvolitional on the part of either the Access Person or any Fund.
          (iv) Purchases which are part of an automatic dividend reinvestment plan.
          (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
          (vi) Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if
                (i) the Access Person has no prior knowledge of transactions in such security by any Fund and (ii) if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.
          (vii) Any fixed income securities transaction involving $10,000 principal amount or less, if the Access Person has no prior knowledge of transactions in such securities by any Fund.
          (viii)All other transactions contemplated by Access Persons which receive the prior approval of the Legal Compliance Officer in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the Legal Compliance Officer because the Legal Compliance Officer has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on any Fund or on any Fund's ability to purchase or sell such securities.
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

     C. A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3A will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any Fund trading.

     D. Notwithstanding Section 4A(viii), the prohibition in Section 3C shall not apply to profits earned from transactions in securities which securities are not the same (or equivalent) to those owned, shorted or in any way traded by any Fund during the 60-day period; provided, however, that if the Legal Compliance Officer determines that a review of the Access Person's reported personal securities transactions indicates an abusive pattern of short-term trading, the Legal Compliance Office may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by any Fund.

5. PRECLEARANCE

     Access Persons must preclear all personal investments in securities. All requests for preclearance must be submitted to the Legal Compliance Officer. Such requests shall be made by submitting a Personal Investment Request Form, in the form annexed hereto as Appendix C. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

6. REPORTING

     A. Access Persons are required to direct their broker(s) to supply to the Legal Compliance Officer on a timely basis duplicate copies of confirmations of ALL personal securities transaction and copies of periodic statements for all securities accounts. Access Persons should direct their broker(s) to transmit to the Legal Compliance Officer of the Advisor duplicate confirmations of all transactions effected by such Access Person, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. A sample letter for this purpose is attached as Appendix D. The transaction reports and/or duplicates should be addressed "Personal and
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

Confidential." The report submitted to the Legal Compliance Officer may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(c).

     B. Whenever an Access Person recommends that any Fund purchase or sell a security, he or she shall disclose whether he or she presently owns such security, or whether he or she is considering its purchase or sale.

     C. Upon commencement of employment and thereafter on an annual basis, Access Persons will disclose all personal securities holdings. On an annual basis, Access Persons will be sent a copy of the Advisor's statement of such Access Person's personal securities accounts to verify its accuracy and make any necessary additions or deletions.

     D. All personal matters discussed with the Legal Compliance Officer and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Board of Directors of any Fund and the Advisor for which such person is an Access Person, and by the appropriate regulatory agencies.

7. ANNUAL CERTIFICATION

     On an annual basis, Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. A sample of the certification is attached as Appendix F.

8. CONFIDENTIAL STATUS OF CLIENTS' PORTFOLIO

     The current portfolio positions of any Fund managed, advised and/or administered by the Advisor and current portfolio transactions, programs and analysis must be kept confidential.

     If nonpublic information regarding any Fund's portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.
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     If anyone is asked about any Fund's portfolio or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that any Fund has bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of any Fund's portfolio.

9. NONPUBLIC MATERIAL INFORMATION

     From time to time, the Advisor has circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Advisor must reiterate that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Legal Compliance Officer.

     Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

     Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

     "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances, which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

     Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who
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

is not an employee of the Advisor or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by REUTERS, THE WALL STREET JOURNAL or trade publications. If the Access person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Legal Compliance Officer.

10. GIFTS - INVESTMENT PERSONNEL

     Investment Personnel shall not receive any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Fund. For purposes of this Code, "more than DE MINIMIS value" shall mean any gift in excess of a value of $100 per year.

11. SERVICES AS A DIRECTOR IN A PUBLICLY TRADED COMPANY - INVESTMENT PERSONNEL

     Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Advisor's Board of Directors, based upon a determination that the board service would be consistent with the interests of the Advisor's clients. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through "Chinese Wall" or other procedures.

12. COMPLIANCE REVIEW

     A. The Legal Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Legal Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

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

13. SANCTIONS

     The Board of Directors of the Advisor will be informed of Code violations on a quarterly basis and my impose such sanctions as it deems appropriate, including INTER ALIA, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.

14. BOARD OF DIRECTORS REVIEW

     Annually, the Board of Directors of the First Philippine Fund, Clemente Global Growth Fund and of any Fund for which Clemente provides investment management services shall receive the following:

     A. A copy of the existing Code of Ethics.

     B. A report completed by the Legal Compliance Officer identifying any violations requiring significant remedial action during the last year.

     C. A list of recommendations, if any, to change the existing Code of Ethics based upon experience, evolving industry practices or developments in applicable laws or regulations.
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



                                                                      APPENDIX B

     This Appendix B provides supplemental information to certain terms used in the Code of Ethics (the "Code").

"BENEFICIAL OWNERSHIP"

     What constitutes "beneficial ownership" within the meaning of the Code (which incorporates the standards under Section 16 of the Securities Exchange Act of 1934) has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

     (a) by you for your own benefit, whether bearer, registered in your name, or otherwise;

     (b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

     (c) for your account by pledges;

     (d) by a trust in which you have an income or remainder interest.
         Exceptions: where your only interest is to get principal if (1) some other remainder man dies before distribution or (2) if some other person can direct by will a distribution of trust property or income to you;

     (e) by you as trustee or co-trustee, where either you or members of your immediate family, i.e., spouse, children and their descendants, stepchildren, parents and their ancestors, and stepparents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

     (f) by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     (g) by any partnership in which you are a partner;

     (h) by a personal holding company controlled by your alone or jointly with others;

     (i) in the name of your spouse unless legally separated;

     (j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

     (k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership;
         or

     (l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) just above), if you can vest or revest title in yourself.

Disclaimer of Beneficial Ownership

     This broad definition of "beneficial ownership" is for purposes of the Code; it does not necessarily cover other securities law or tax areas. The Code states that in reporting a securities transaction to the Fund, the reporting person can include in his or her report a statement declaring that the report shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security. For example, if a parent as custodian sold securities owned by a minor child under a Uniform Gifts to Minors Acts, the other parent would report such transaction, but could disclaim beneficial ownership by checking the appropriate box on the report. Whether or not your report carries such a disclaimer is entirely a matter for your own decision. You may wish to consult your own attorney. A disclaimer may be important not only in connection with the securities laws, but also because without it, your report of the stock holdings of family members and relatives might be evidence of ownership for other purposes, such as estate taxes.

NO INFLUENCE OR CONTROL

     The Code states that Disinterested Directors need not report securities transactions effected in any account over which they do not have "any direct or indirect influence or control." However, as a practical matter, this "no direct or indirect influence or control" exception is limited to few situations. The principal one is that described in paragraph (d) above, where securities are held in a trust, in which the Disinterested Director has a beneficial interest, but where he or she is not the trustee and has no control or influence over the trustee.

     Questions regarding beneficial ownership or reporting responsibility may be directed to the Fund's Legal Compliance Officer.

CONTROL

     "Control" is defined in Section 2(a)(9) of the Act as follows:

     "[T]he power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the Commission by order either on its own motion or on application by an interested person. If an application filed hereunder is not granted or denied by the Commission within sixty days after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon. The Commission, upon its own motion or upon application, may by order revoke or modify an order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts."

INTERESTED PERSON

"Interested person" within the meaning of Section 2(a)(19) of the Act is defined as follows:

     "(19)`Interested person' of another person means-

     (A)  when used with respect to an investment company-

     (i)  any affiliated person of that company,

     (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

     (iii)any interested person of any investment advisor of or principal underwriter for such company,

     (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

     (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

     (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment advisor or principal underwriter or with the principal executive officer of such other investment company:

     Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in cause (aa) of this proviso; and

     (B) when used with respect to an investment advisor of or a principal underwriter for any investment company -
     (i) any affiliated person of such investment advisor or principal underwriter,
     (ii)any member of the immediate family of any natural person who is an affiliated person of such investment advisor or principal underwriter,
     (iii)any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issues either by such investment advisor or principal underwriter or by a controlling person of such investment advisor or principal underwriter,
     (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment advisor or principal underwriter,
     (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and
     (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at anytime since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment advisor or principal underwriter or the principal executive officer or any controlling person of such investment advisor or principal underwriter.

     For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purpose of this title or for any other purpose for any period prior to the effective date of such order."

SECURITY

"Security" is defined in Section 2(a)(36) of the Act as follows:

     "[A]ny note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

GOVERNMENT SECURITIES

"Government securities" within the meaning of Section 2(a)(16) of the Act is defined as follows:

     "[A] company which is organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner or a similar official or agency of the State; or any receiver or similar official or any liquidating agent for such a company, in his capacity as such."

                   [Clemente Capital logo omitted]                    APPENDIX C

To: Leo Clemente
    Chief Investment Officer

From:

Re: Personal Investment Form

Date:

Permission is requested to [Purchase] [Sell]___________________shares of stock in____________________________________, ticker symbol___________________.

This purchase/sale will be executed in my personal account held at

__________________________, account number_____________________________.

Copies of this account are mailed to CCI, per our current compliance requirements.

APPROVED:_____________________________________

DATE:      _______________________________________

                        [Clemente Capital logo omitted]
                                                                      APPENDIX D

[Name and Address of Broker Dealer]

                         Re: Employee Brokerage Account

Dear Compliance Officer,

     It has come to our attention that [Name of Employee], an employee of Clemente Capital, Inc., a Registered Investment Advisor, maintains a brokerage account with your firm. Please be advised that pursuant to Section 17(j) of the Investment Company Act of 1940 ("Act"), the above named individual must report certain securities transactions. Accordingly, please send copies of all securities transaction confirmations and copies of the quarterly statements for the referenced account to:

                                Leo Clemente
                                Chief Investment Officer
                                Clemente Capital, Inc.
                                152 West 57th Street
                                New York NY 10019

     If you have any questions pertaining to this request, please feel free to contact us immediately at 212-765-0700. Your cooperation is greatly appreciated.

                                            Very Truly Yours,

                                            Leo Clemente
                                            Chief Investment Officer

                                                                      APPENDIX E

                                            PERSONAL INVESTMENT REPORT
                                            REPORT OF SECURITIES OWNED

NAME:_____________________________

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                                                  TYPE OF            DATE OF       Price of           NUMBER OF SHARES
                  SECURITY                      TRANSACTION        TRANSACTION     Transaction
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

AGGREGATE PRICE           BROKER/DEALER NAME

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This report shall not be deemed an admission  that the person filing such report has any direct or indirect beneficial ownership of the securities listed hereon.

             [Clemente Capital logo omitted]                          APPENDIX F

To: Leo Clemente
    Chief Investment Officer

From:________________________

Date:________________________

Re: CODE OF ETHICS AFFIRMATION

     I hereby certify that:

     1.) I have received a current copy of the Clemente Capital, Inc. Code of Ethics ("Code") I have read and understand the Code.

     2.) I  understand  and  acknowledge  that I am subject to the Clemente
         Capital Code of Ethics, and I certify that I have complied with the requirements of the Code for the period of ___________________.

     3.) I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code

     4.) I have reviewed and completed the attached statement (Securities Owned) of my personal securities holdings as is required pursuant to the Clemente Capital, Inc. Code of Ethics.

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              SIGNATURE                                                DATE